Exhibit 10.4

SUPPLEMENTAL NOTE EXCHANGE AGREEMENT FOR 15% NOTE HOLDERS

This Supplemental Note Exchange Agreement (the “Supplemental Agreement”) is made by and between the Purchaser indicated on the signature page of the Securities Purchase Agreement (“Purchaser”) and General Cannabis Corp (the “Company”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

1.Purchaser is the holder of that certain promissory note issued by the Company dated ____________ in the original principal amount of $____________ (the “Existing Note”).
2.Purchaser and the Company acknowledge and agree that, as of the Closing Date, the aggregate outstanding amount of the Existing Note is $_______________, which includes the principal, interest and any other amounts outstanding under the Existing Note through the Closing Date.
3.Purchaser, effective as of the Closing Date and subject to the satisfaction of the conditions set forth in the Securities Purchase Agreement, hereby agrees to surrender and cancel, and accept as payment in full from the Company in respect of, the Existing Note, a new Note in the original principal amount of $__________________ and a Warrant to purchase ____________ shares of Common Stock.
4.As an inducement for the Purchaser’s surrender and cancellation of the Existing Note issued to Purchaser for a new Note described in Section 3 above, the Company has agreed to amend the 2020 A Warrant issued to the Purchaser to extend the Expiration Date (as defined therein) for one year to December 31, 2021 only with respect to the exercise of that number of shares of Common Stock that is equal on a “dollar-for-dollar” basis to the amount of principal under the Existing Note being surrendered and canceled in exchange for a new Note.  For illustration purposes only, if the outstanding principal amount of the Existing Note is $100,000 and Purchaser elects to exchange the $100,000 principal balance of the Existing Note (plus interest) for a new Note, then the Expiration Date shall be so extended for the exercise of 100,000 shares of Common Stock (even if the outstanding balance, including interest, being exchanged is greater than $100,000). If the outstanding principal amount of the Existing Note is $100,000 and Purchaser elects to exchange $50,000 of the principal balance of the Existing Note for a new Note, then the Expiration Date shall be so extended for the exercise of 50,000 shares of Common Stock and the remaining balance of shares of Common Stock for which the 2020 A Warrant is exercisable shall expire on the original Expiration Date to the extent not exercised. The foregoing is intended to constitute an amendment to the 2020 A Warrant issued to the Purchaser.  Except as herein expressly amended, this Supplemental Agreement shall not alter, modify or amend any other terms of such 2020 A Warrant.
5.Purchaser has delivered to the Company the original Existing Note to be marked “cancelled” as of the Closing Date.
6.In consideration for the surrender and cancellation of the Existing Note and exchange for the new Note and Warrants, Purchaser: (i) confirms the cancellation of the Existing Note; (ii) agrees to deliver to the Company the original Existing Note to be marked by any authorized officer of the Company as “cancelled”; and (iii) releases the Company from all claims, causes of action and other rights that the Purchaser may have or had, owned or held, against the Company arising out of or relating to the Existing Note and any related agreements entered into in connection with such Existing Note;

provided that the foregoing does not affect the rights of Purchaser to enforce the terms of the Securities Purchase Agreement, the new Note or the Warrants.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Supplemental Agreement to be executed as of the date set forth below.

Individual Purchasers:	General Cannabis Corp

Name:
By:
Entity Purchasers:	Name: Steve Gutterman
Title: Chief Executive Officer

Name of Entity
Date:
By:
Name:
Title:

Date: